Exhibit 99.1

OPTION CARE HEALTH REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2023
BANNOCKBURN, IL., February 22, 2024 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Financial Highlights
•Net revenue of $1,124.4 million, up 9.5% compared to $1,027.2 million in the fourth quarter of 2022
•Gross profit of $247.1 million, or 22.0% of revenue, up 6.9% compared to $231.1 million, or 22.5% of revenue, in the fourth quarter of 2022
•Net income of $57.2 million, or $0.32 earnings per share, inclusive of the impact from non-operating income, compared to net income of $47.5 million, or $0.26 earnings per share in the fourth quarter of 2022
•Adjusted EBITDA of $111.6 million, up 18.4% compared to $94.3 million in the fourth quarter of 2022
•Cash flow from operations of $51.0 million, and cash balances of $343.8 million at the end of the fourth quarter
•The Company announced that it fulfilled $250 million in share repurchases and the Board of Directors authorized an additional $250 million share repurchase authorization
Full Year 2023 Financial Highlights
•Net revenue of $4,302.3 million, up 9.1% compared to $3,944.7 million in full year 2022
•Gross profit of $981.2 million, or 22.8% of revenue, up 13.2% compared to $866.9 million, or 22.0% of revenue, in full year 2022
•Net income of $267.1 million, or $1.48 diluted earnings per share, compared to net income of $150.6 million, or $0.83 earnings per share, in full year 2022
•Adjusted EBITDA of $425.2 million, up 24.0% compared to $342.9 million in full year 2022
•Cash flow from operations of $371.3 million, up 38.8% compared to $267.5 million in full year 2022

John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team delivered strong financial results in the fourth quarter and full year of 2023 and continued to execute on our commitment to clinical excellence by providing extraordinary patient care through our resilient national platform. The patient is at the center of everything we do, and I am excited to build on this momentum in 2024 to further our mission to provide innovative services that improve outcomes, reduce costs, and deliver hope for patients and families.”
Full Year 2024 Financial Guidance
For the full year 2024, Option Care Health expects to deliver the following financial results:
•Net revenue of $4.6 billion to $4.8 billion
•Adjusted EBITDA of $425 million to $450 million
•Cash flow from operations of at least $300 million
Additionally, the Company anticipates an effective tax rate of 26% - 28% and net interest expense of approximately $55 million to $60 million.
Conference Call
Option Care Health will host a conference call to discuss its financial results later today at 8:30 a.m. EST. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members, including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$343,849	$294,186
Accounts receivable, net	377,658	377,542
Inventories	274,004	224,281
Prepaid expenses and other current assets	98,744	98,330
Total current assets	1,094,255	994,339

NONCURRENT ASSETS:
Property and equipment, net	120,630	108,321
Intangible assets, net	20,092	22,371
Referral sources, net	315,304	341,744
Goodwill	1,540,246	1,533,424
Other noncurrent assets	126,508	112,737
Total noncurrent assets	2,122,780	2,118,597
TOTAL ASSETS	$3,217,035	$3,112,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$426,513	$378,763
Other current liabilities	191,796	186,588
Total current liabilities	618,309	565,351

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,056,650	1,058,204
Other noncurrent liabilities	120,404	103,278
Total noncurrent liabilities	1,177,054	1,161,482
Total liabilities	1,795,363	1,726,833

STOCKHOLDERS' EQUITY	1,421,672	1,386,103
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,217,035	$3,112,936

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
NET REVENUE	$1,124,390	$1,027,213	$4,302,324	$3,944,735
COST OF REVENUE	877,267	796,132	3,321,101	3,077,817
GROSS PROFIT	247,123	231,081	981,223	866,918

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	147,783	148,351	607,427	566,122
Depreciation and amortization expense	14,784	14,538	59,201	60,565
Total operating expenses	162,567	162,889	666,628	626,687
OPERATING INCOME	84,556	68,192	314,595	240,231

OTHER INCOME (EXPENSE):
Interest expense, net	(12,432)	(14,798)	(51,248)	(53,806)
Other, net	6,801	11,387	95,395	19,343
Total other (expense) income	(5,631)	(3,411)	44,147	(34,463)

INCOME BEFORE INCOME TAXES	78,925	64,781	358,742	205,768
INCOME TAX EXPENSE	21,748	17,252	91,652	55,212
NET INCOME	$57,177	$47,529	$267,090	$150,556

Earnings per share, basic	$0.32	$0.26	$1.49	$0.83
Earnings per share, diluted	$0.32	$0.26	$1.48	$0.83

Weighted average common shares outstanding, basic	176,055	181,925	178,973	181,105
Weighted average common shares outstanding, diluted	177,743	183,086	180,375	182,075

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$267,090	$150,556
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	62,200	65,434
Deferred income taxes - net	12,766	49,187
Other non-cash adjustments	50,684	32,147
Changes in operating assets and liabilities:
Accounts receivable, net	224	(36,889)
Inventories	(51,000)	(41,010)
Accounts payable	47,703	98,885
Other	(18,372)	(50,763)
Net cash provided by operating activities	371,295	267,547

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(41,866)	(35,358)
Proceeds from sale of assets	3,743	14,670
Business acquisitions, net of cash acquired	(12,494)	(87,364)
Other investing activities	(5,889)	—
Net cash used in investing activities	(56,506)	(108,052)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercises	—	20,916
Purchase of company stock	(250,261)	—
Other financing activities	(14,865)	(5,648)
Net cash (used in) provided by financing activities	(265,126)	15,268

NET INCREASE IN CASH AND CASH EQUIVALENTS	49,663	174,763
Cash and cash equivalents - beginning of the period	294,186	119,423
CASH AND CASH EQUIVALENTS - END OF PERIOD	$343,849	$294,186

Schedule 4
OPTION CARE HEALTH, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$57,177	$47,529	$267,090	$150,556
Interest expense, net	12,432	14,798	51,248	53,806
Income tax expense	21,748	17,252	91,652	55,212
Depreciation and amortization expense	15,777	15,711	62,200	65,434
EBITDA	107,134	95,290	472,190	325,008

EBITDA adjustments
Stock-based incentive compensation expense	7,571	4,202	30,479	16,783
Gain on sale of assets	—	(10,325)	—	(10,325)
Restructuring, acquisition, integration and other (1)	(3,103)	5,105	(77,486)	11,387
Adjusted EBITDA	$111,602	$94,272	$425,183	$342,853
(1) Restructuring, acquisition, integration and other for the year ended December 31, 2023 includes the Amedisys merger termination fee, net of merger-related expenses